Exhibits 5.1 and 23.2
DAVIS POLK & WARDWELL
450 LEXINGTON AVENUE
NEW YORK, NEW YORK 10017
October 15, 2008
Re:      Automatic Shelf Registration Statement on Form S-3
PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577
Ladies and Gentlemen:
          We have acted as special New York counsel for PepsiCo, Inc., a North Carolina corporation (the “Company”) in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the offer and sale from time to time of (a) shares of common stock, par value one and two-thirds cents (1-2/3 cents) per share, of the Company (“Common Stock”); (b) debt securities and subordinated debt securities of the Company (collectively, “Debt Securities”), which may be issued pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between the Company and The Bank of New York, as trustee (the “Trustee”); (c) guarantees by the Company (“Guarantees”) of debt securities (“PBG Debt Securities”) of Bottling Group, LLC, The Pepsi Bottling Group, Inc. or any other direct or indirect subsidiary of The Pepsi Bottling Group, Inc. (collectively, “PBG”), which may be issued pursuant to an indenture (the “PBG Indenture,” and together with the Indenture and any supplemental indenture relating to the Indenture or the PBG Indenture, the “Indentures”) among PBG, the Company and The Bank of New York Mellon, as trustee (the “PBG Trustee”); (d) warrants of the Company (“Warrants”) to purchase Debt Securities, Common Stock or securities of third parties or other rights, or any combination of the foregoing, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and one or more banks or trust companies, as warrant agent (each, a “Warrant Agent”); and (e) units (“Units”) consisting of Common Stock, Debt Securities or Warrants, or any combination of the foregoing, which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) among the Company, one or more banks or trust companies, as unit agent (each, “Unit Agent”), and the holders from time to time of the Units.
          We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.
     Based upon the foregoing, we are of the opinion that:
          1. When the Indenture and any supplemental indenture to be entered into in connection with the issuance of a particular series of Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of such Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
          2. When the PBG Indenture and any supplemental indenture to be entered into in connection with the issuance of a particular series of PBG Debt Securities and related Guarantees have been duly authorized, executed and delivered by the PBG Trustee, PBG and the Company; the specific terms of such PBG Debt

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Securities and related Guarantees have been duly authorized and established in accordance with the PBG Indenture; and such PBG Debt Securities and related Guarantees have been duly authorized, executed, authenticated, endorsed, issued and delivered in accordance with the PBG Indenture and the applicable underwriting or other agreement against payment therefor, such Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
          3. When the Warrant Agreement to be entered into in connection with the issuance of any particular Warrants has been duly authorized, executed and delivered by the applicable Warrant Agent and the Company; the specific terms of such Warrants have been duly authorized and established in accordance with such Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with such Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
          4. When the Unit Agreement to be entered into in connection with the issuance of any particular Units has been duly authorized, executed and delivered by the applicable Unit Agent and the Company; the specific terms of such Units have been duly authorized and established in accordance with such Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with such Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
   In connection with the opinion expressed above, we have assumed:
          (a) that, at or prior to the time of the delivery of any such Debt Security, Guarantee, Warrant or Unit (collectively, the “Securities”), (i) the Board of Directors of the Company shall have duly established the terms of such Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities;
          (b) that none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;
          (c) that the PBG Indenture, any Warrant Agreement and any Unit Agreement will be governed by the laws of the State of New York; and
          (d) the accuracy of the opinion of Womble Carlyle Sandridge & Rice, PLLC rendered to you with respect to the validity, full payment and nonassessability of the Common Stock and filed as an exhibit to the Registration Statement.
   In rendering the opinion expressed above, we express no view as to:
          (w) the enforceability of any waiver of rights under any usury or stay law;
          (x) the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

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          (y) the validity, legally binding effect or enforceability of any provision of the Indentures or any related provision in the Securities that requires or relates to adjustments to the conversion price at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; or
          (z) the validity, legally binding effect or enforceability of any provision that permits holders of Securities to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.
          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell

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